Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2018 Third Quarter Results, Announces 11% Dividend Increase

Solid Revenue and EPS Performance, Generates Strong Cash Flows

BEDFORD, MA, September 27, 2018 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced results for its fiscal third quarter ended August 31, 2018.

Revenue was $95.7 million during the quarter compared to $97.3 million in the same quarter last year, a year-over-year decrease of 2% on an actual currency basis, and 1% on a constant currency basis. On a non-GAAP basis, revenue was $95.8 million during the quarter compared to $97.6 million in the same quarter last year, a decrease of 2% on an actual currency basis, and 1% on a constant currency basis.

On a GAAP basis, diluted earnings per share was $0.37 compared to $0.23 in the same quarter last year, an increase of 61%. On a non-GAAP basis, diluted earnings per share was $0.60 compared to $0.48 in the same quarter last year, an increase of 25%.

“We are pleased with our Q3 and year-to-date performance, and with the growing interest and pipelines we are seeing for our new initiatives” said Yogesh Gupta, CEO at Progress. "We continue to make the investments we need to further strengthen our business and support our long-term success, while maintaining best-in-class operating margins.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	August 31, 2018	August 31, 2017	% Change	August 31, 2018	August 31, 2017	% Change
Revenue	$95,683	$97,310	(2)%	$95,794	$97,623	(2)%
Income from operations	22,183	20,299	9%	35,865	35,669	1%
Operating margin	23%	21%	10%	37%	37%	—%
Net income	16,746	11,172	50%	27,168	23,043	18%
Diluted earnings per share	0.37	0.23	61%	0.60	0.48	25%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$23,301	$13,442	73%	$21,272	$18,341	16%

Paul Jalbert, CFO, said: “We had a solid revenue and EPS performance in Q3, and our continued strong cash flows enabled us to increase our dividend, and return over $25 million of capital to shareholders during the quarter. We remain focused on running lean operationally, and maintaining healthy operating margins.”

Other fiscal third quarter 2018 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $137.9 million at the end of the quarter;

•	DSO was 43 days compared to 48 days in the fiscal third quarter of 2017, and 40 days in the fiscal second quarter of 2018;

•
Pursuant to the $250 million share authorization by the Board of Directors, Progress repurchased 0.5 million shares for $20.0 million during the fiscal third quarter of 2018. As of August 31, 2018, there was $110.0 million remaining under this authorization; and

•
On September 21, 2018, our Board of Directors declared a quarterly dividend of $0.155 per share of common stock that will be paid on December 17, 2018 to shareholders of record as of the close of business on December 3, 2018. This represents an increase of 11% to the Company's quarterly dividend.

2018 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2018 and for the fourth fiscal quarter ending November 30, 2018:

(In millions, except percentages and per share amounts)	FY 2018 GAAP	FY 2018 Non-GAAP	Q4 2018 GAAP	Q4 2018 Non-GAAP
Revenue	$393 - $396	$393 - $396	$107 - $110	$107 - $110
Diluted earnings per share	$1.41 - $1.44	$2.45 - $2.48	$0.44 - $0.48	$0.71 - $0.74
Operating margin	23%	38%	*	*
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$120 - $126	$120 - $125	*	*
Effective tax rate	22%	22%	*	*
* We do not provide guidance for this financial measure.

“While I’m disappointed in our moderated revenue outlook for the year, our business remains solid, led by the consistent performance of our OpenEdge ISVs”, said Mr. Gupta. “I’m confident in our strategy, and in our ability to take advantage of the opportunities we see in modern application development."

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2018 business outlook compared to 2017 exchange rates is approximately $3.2 million on GAAP and non-GAAP revenue, and $0.01 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q4 2018 business outlook compared to 2017 exchange rates on GAAP and non-GAAP revenue, and on GAAP and non-GAAP diluted earnings per share is approximately $1.3 million and $0.01, respectively. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal third quarter of 2018 will be broadcast live at 5:00 p.m. ET on Thursday, September 27, 2018 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-888-259-8544, pass code 8650705. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Non-GAAP Financial Information

Progress provides non-GAAP supplemental information to its financial results.

We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP") and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section.

As described in more detail below, non-GAAP revenue, non-GAAP costs of sales and operating expenses, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, stock-based compensation expense, fees related to shareholder activist, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In all periods presented, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. The acquisition-related revenue relates to Telerik, which we acquired on December 2, 2014, and Kinvey, which we acquired on June 1, 2017. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans. Stock-based compensation will continue in future periods.

•
Fees related to shareholder activist - In September 2017, Praesidium Investment Management publicly announced in a Schedule 13D filed with the Securities and Exchange Commission its disagreement with our strategy and stated that it was seeking changes in the composition of our Board of Directors. We incurred professional and other fees relating to Praesidium’s actions. We exclude these fees because they distort trends and are not part of our core operating results. We do not expect to incur additional professional and other fees related to this matter.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because those expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•	Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.

Constant Currency

Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries strengthen, our consolidated results stated in U.S. dollars are positively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2017, as amended. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, award-winning machine learning that enables cognitive capabilities to be a part of any application, the flexibility of a serverless cloud to deploy modern apps, business rules, web content management, plus leading data connectivity technology. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2018	August 31, 2017	% Change	August 31, 2018	August 31, 2017	% Change
Revenue:
Software licenses	$27,204	$28,529	(5)%	$78,986	$78,443	1%
Maintenance and services	68,479	68,781	—%	206,846	203,050	2%
Total revenue	95,683	97,310	(2)%	285,832	281,493	2%
Costs of revenue:
Cost of software licenses	1,077	1,337	(19)%	3,571	4,347	(18)%
Cost of maintenance and services	10,110	10,970	(8)%	29,445	32,724	(10)%
Amortization of acquired intangibles	5,509	5,768	(4)%	17,226	14,129	22%
Total costs of revenue	16,696	18,075	(8)%	50,242	51,200	(2)%
Gross profit	78,987	79,235	—%	235,590	230,293	2%
Operating expenses:
Sales and marketing	21,752	23,159	(6)%	64,838	70,116	(8)%
Product development	19,338	19,620	(1)%	59,405	55,745	7%
General and administrative	12,218	11,164	9%	35,670	33,338	7%
Amortization of acquired intangibles	3,319	3,319	—%	9,956	9,721	2%
Fees related to shareholder activist	—	—	*	1,472	—	*
Restructuring expense	135	923	(85)%	2,382	18,724	(87)%
Acquisition-related expenses	42	751	(94)%	128	844	(85)%
Total operating expenses	56,804	58,936	(4)%	173,851	188,488	(8)%
Income from operations	22,183	20,299	9%	61,739	41,805	48%
Other (expense) income, net	(1,961)	(1,400)	(40)%	(4,830)	(4,299)	(12)%
Income before income taxes	20,222	18,899	7%	56,909	37,506	52%
Provision for income taxes	3,476	7,727	(55)%	11,848	16,518	(28)%
Net income	$16,746	$11,172	50%	$45,061	$20,988	115%

Earnings per share:
Basic	$0.37	$0.23	61%	$0.99	$0.43	130%
Diluted	$0.37	$0.23	61%	$0.97	$0.43	126%
Weighted average shares outstanding:
Basic	45,130	48,071	(6)%	45,730	48,342	(5)%
Diluted	45,576	48,370	(6)%	46,380	48,631	(5)%

Cash dividends declared per common share	$0.140	$0.125	12%	$0.420	$0.375	12%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$(96)	$239	(140)%	$419	$790	(47)%
Sales and marketing	762	808	(6)%	2,127	1,371	55%
Product development	1,744	1,645	6%	5,774	2,699	114%
General and administrative	2,156	1,604	34%	6,396	4,699	36%
Total	$4,566	$4,296	6%	$14,716	$9,559	54%

*Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	August 31, 2018	November 30, 2017
Assets
Current assets:
Cash, cash equivalents and short-term investments	$137,881	$183,609
Accounts receivable, net	45,817	61,210
Other current assets	13,696	18,588
Total current assets	197,394	263,407
Property and equipment, net	42,689	42,261
Goodwill and intangible assets, net	382,663	409,935
Other assets	2,686	3,115
Total assets	$625,432	$718,718
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$50,544	$69,661
Current portion of long-term debt, net	5,819	5,819
Short-term deferred revenue	131,854	132,538
Total current liabilities	188,217	208,018
Long-term deferred revenue	12,975	9,750
Long-term debt, net	111,725	116,090
Other long-term liabilities	7,043	8,776
Shareholders’ equity:
Common stock and additional paid-in capital	263,255	249,836
Retained earnings	42,217	126,248
Total shareholders’ equity	305,472	376,084
Total liabilities and shareholders’ equity	$625,432	$718,718

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
Cash flows from operating activities:
Net income	$16,746	$11,172	$45,061	$20,988
Depreciation and amortization	11,014	11,476	33,647	31,324
Stock-based compensation	4,566	4,296	14,716	9,559
Other non-cash adjustments	105	(1,217)	(1,146)	3,354
Changes in operating assets and liabilities	(9,130)	(12,285)	4,747	7,946
Net cash flows from operating activities	23,301	13,442	97,025	73,171
Capital expenditures	(2,772)	(342)	(5,968)	(865)
Repurchases of common stock, net of issuances	(16,728)	(16,768)	(102,057)	(36,691)
Dividend payments to shareholders	(6,371)	(6,035)	(19,472)	(18,151)
Payments for acquisitions, net of cash acquired	—	(48,879)	—	(77,149)
Payments of principal on long-term debt	(1,547)	(3,750)	(4,641)	(11,250)
Other	(2,202)	8,566	(10,615)	12,497
Net change in cash, cash equivalents and short-term investments	(6,319)	(53,766)	(45,728)	(58,438)
Cash, cash equivalents and short-term investments, beginning of period	144,200	245,082	183,609	249,754
Cash, cash equivalents and short-term investments, end of period	$137,881	$191,316	$137,881	$191,316

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	August 31, 2018	August 31, 2017	% Change	August 31, 2018	August 31, 2017	% Change
Segment revenue:
OpenEdge	$68,029	$68,135	—%	$204,404	$198,533	3%
Data Connectivity and Integration	7,597	8,987	(15)%	20,989	22,911	(8)%
Application Development and Deployment	20,057	20,188	(1)%	60,439	60,049	1%
Total revenue	95,683	97,310	(2)%	285,832	281,493	2%
Segment costs of revenue and operating expenses:
OpenEdge	16,419	18,374	(11)%	47,194	52,538	(10)%
Data Connectivity and Integration	1,520	2,200	(31)%	4,823	6,531	(26)%
Application Development and Deployment	7,071	6,369	11%	20,068	19,896	1%
Total costs of revenue and operating expenses	25,010	26,943	(7)%	72,085	78,965	(9)%
Segment contribution margin:
OpenEdge	51,610	49,761	4%	157,210	145,995	8%
Data Connectivity and Integration	6,077	6,787	(10)%	16,166	16,380	(1)%
Application Development and Deployment	12,986	13,819	(6)%	40,371	40,153	1%
Total contribution margin	70,673	70,367	—%	213,747	202,528	6%
Other unallocated expenses (1)	48,490	50,068	(3)%	152,008	160,723	(5)%
Income from operations	22,183	20,299	9%	61,739	41,805	48%
Other (expense) income, net	(1,961)	(1,400)	(40)%	(4,830)	(4,299)	(12)%
Income before income taxes	$20,222	$18,899	7%	$56,909	$37,506	52%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization of acquired intangibles, stock-based compensation, fees related to shareholder activist, restructuring, and acquisition-related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Software licenses	$28,529	$45,963	$25,343	$26,439	$27,204
Maintenance	60,536	61,826	61,479	62,323	60,566
Services	8,245	8,290	7,225	7,340	7,913
Total revenue	$97,310	$116,079	$94,047	$96,102	$95,683

Revenue by Region

(In thousands)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
North America	$55,703	$66,504	$51,641	$50,823	$52,212
EMEA	31,830	38,039	33,014	35,333	33,422
Latin America	5,009	5,489	4,461	4,256	4,341
Asia Pacific	4,768	6,047	4,931	5,690	5,708
Total revenue	$97,310	$116,079	$94,047	$96,102	$95,683

Revenue by Segment

(In thousands)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
OpenEdge	$68,135	$77,639	$66,408	$69,967	$68,029
Data Connectivity and Integration	8,987	18,044	7,604	5,788	7,597
Application Development and Deployment	20,188	20,396	20,035	20,347	20,057
Total revenue	$97,310	$116,079	$94,047	$96,102	$95,683

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - QTD
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	August 31, 2018		August 31, 2017		Non-GAAP
Adjusted revenue:
GAAP revenue	$95,683		$97,310
Acquisition-related revenue (1)	111		313
Non-GAAP revenue	$95,794	100%	$97,623	100%	(2)%

Adjusted gross margin:
GAAP gross margin	$78,987	83%	$79,235	81%
Amortization of acquired intangibles	5,509	5%	5,768	7%
Stock-based compensation	(96)	—%	239	—%
Acquisition-related revenue (1)	111	—%	313	—%
Non-GAAP gross margin	$84,511	88%	$85,555	88%	(1)%

Adjusted operating expenses:
GAAP operating expenses	$56,804	59%	$58,936	61%
Amortization of acquired intangibles	(3,319)	(3)%	(3,319)	(3)%
Restructuring expenses and other	(135)	—%	(923)	(1)%
Acquisition-related expenses	(42)	—%	(751)	(1)%
Stock-based compensation	(4,662)	(5)%	(4,057)	(5)%
Non-GAAP operating expenses	$48,646	51%	$49,886	51%	(2)%

Adjusted income from operations:
GAAP income from operations	$22,183	23%	$20,299	21%
Amortization of acquired intangibles	8,828	9%	9,087	10%
Restructuring expenses and other	135	—%	923	1%
Stock-based compensation	4,566	5%	4,296	4%
Acquisition-related	153	—%	1,064	1%
Non-GAAP income from operations	$35,865	37%	$35,669	37%	1%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.37		$0.23
Amortization of acquired intangibles	0.20		0.19
Restructuring expenses and other	—		0.02
Stock-based compensation	0.10		0.09
Acquisition-related	—		0.02
Provision for income taxes	(0.07)		(0.07)
Non-GAAP diluted earnings per share	$0.60		$0.48		25%

Non-GAAP weighted avg shares outstanding - diluted	45,576		48,370		(6)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YTD
(Unaudited)

	Nine Months Ended				% Change
(In thousands, except per share data)	August 31, 2018		August 31, 2017		Non-GAAP
Adjusted revenue:
GAAP revenue	$285,832		$281,493
Acquisition-related revenue (1)	368		759
Non-GAAP revenue	$286,200	100%	$282,252	100%	1%

Adjusted gross margin:
GAAP gross margin	$235,590	82%	$230,293	82%
Amortization of acquired intangibles	17,226	6%	14,129	5%
Stock-based compensation	419	1%	790	—%
Acquisition-related revenue (1)	368	—%	759	—%
Non-GAAP gross margin	$253,603	89%	$245,971	87%	3%

Adjusted operating expenses:
GAAP operating expenses	$173,851	61%	$188,488	67%
Amortization of acquired intangibles	(9,956)	(3)%	(9,721)	(3)%
Fees related to shareholder activist	(1,472)	(1)%	—	—%
Restructuring expenses and other	(2,382)	(1)%	(18,560)	(8)%
Acquisition-related expenses	(128)	—%	(844)	—%
Stock-based compensation	(14,297)	(5)%	(8,769)	(3)%
Non-GAAP operating expenses	$145,616	51%	$150,594	53%	(3)%

Adjusted income from operations:
GAAP income from operations	$61,739	22%	$41,805	15%
Amortization of acquired intangibles	27,182	9%	23,850	8%
Fees related to shareholder activist	1,472	1%	—	—%
Restructuring expenses and other	2,382	1%	18,560	7%
Stock-based compensation	14,716	5%	9,559	3%
Acquisition-related	496	—%	1,603	1%
Non-GAAP income from operations	$107,987	38%	$95,377	34%	13%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.97		$0.43
Amortization of acquired intangibles	0.59		0.49
Fees related to shareholder activist	0.03		—
Restructuring expenses and other	0.05		0.38
Stock-based compensation	0.31		0.20
Acquisition-related	0.01		0.03
Provision for income taxes	(0.23)		(0.29)
Non-GAAP diluted earnings per share	$1.73		$1.24		40%

Non-GAAP weighted avg shares outstanding - diluted	46,380		48,631		(5)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

OTHER NON-GAAP FINANCIAL MEASURES - QTD
(Unaudited)

Revenue by Type

(In thousands)	Q3 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
Software licenses	$27,204	$19	$27,223
Maintenance	60,566	69	60,635
Services	7,913	23	7,936
Total revenue	$95,683	$111	$95,794

Revenue by Region

(In thousands)	Q3 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$52,212	$111	$52,323
EMEA	33,422	—	33,422
Latin America	4,341	—	4,341
Asia Pacific	5,708	—	5,708
Total revenue	$95,683	$111	$95,794

Revenue by Segment

(In thousands)	Q3 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$68,029	$23	$68,052
Data Connectivity and Integration	7,597	—	7,597
Application Development and Deployment	20,057	88	20,145
Total revenue	$95,683	$111	$95,794

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Adjusted Free Cash Flow

(In thousands)	Q3 2018	Q3 2017	% Change
Cash flows from operations	$23,301	$13,442	73%
Purchases of property and equipment	(2,772)	(342)	711%
Free cash flow	20,529	13,100	57%
Add back: restructuring payments	743	5,241	(86)%
Adjusted free cash flow	$21,272	$18,341	16%

OTHER NON-GAAP FINANCIAL MEASURES - YTD
(Unaudited)

Revenue by Type

(In thousands)	YTD 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
Software licenses	$78,986	$56	$79,042
Maintenance	184,368	158	184,526
Services	22,478	154	22,632
Total revenue	$285,832	$368	$286,200

Revenue by Region

(In thousands)	YTD 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$154,676	$368	$155,044
EMEA	101,769	—	101,769
Latin America	13,058	—	13,058
Asia Pacific	16,329	—	16,329
Total revenue	$285,832	$368	$286,200

Revenue by Segment

(In thousands)	YTD 2018	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$204,404	$154	$204,558
Data Connectivity and Integration	20,989	—	20,989
Application Development and Deployment	60,439	214	60,653
Total revenue	$285,832	$368	$286,200

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Adjusted Free Cash Flow

(In thousands)	YTD 2018	YTD Q3 2017	% Change
Cash flows from operations	$97,025	$73,171	33%
Purchases of property and equipment	(5,968)	(865)	590%
Free cash flow	91,057	72,306	26%
Add back: restructuring payments	5,924	16,871	(65)%
Adjusted free cash flow	$96,981	$89,177	9%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017	Q1 2018	Q2 2018	Q3 2018
GAAP revenue	$19,634	$20,227	$20,188	$20,396	$80,445	$20,035	$20,347	$20,057
Add: change in deferred revenue
Beginning balance	52,971	51,298	52,400	52,615	52,971	53,794	52,927	51,978
Ending balance	51,298	52,400	52,615	53,794	53,794	52,927	51,978	52,638
Change in deferred revenue	(1,673)	1,102	215	1,179	823	(867)	(949)	660
Non-GAAP bookings	$17,961	$21,329	$20,403	$21,575	$81,268	$19,168	$19,398	$20,717

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2018 GUIDANCE
(Unaudited)

Fiscal Year 2018 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2017	November 30, 2018
(In millions)		Low	% Change	High	% Change
GAAP revenue	$397.6	$392.6	(1)%	$395.6	(1)%
Acquisition-related adjustments - revenue (1)	1.0	0.4	(60)%	0.4	(60)%
Non-GAAP revenue	$398.6	$393.0	(1)%	$396.0	(1)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Fiscal Year 2018 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2018
(In millions)	Low	High
GAAP income from operations	$89.8	$91.6
GAAP operating margins	23%	23%
Acquisition-related revenue	0.4	0.4
Acquisition-related expense	0.2	0.2
Restructuring expense	3.0	2.5
Stock-based compensation	20.0	20.0
Amortization of intangibles	36.0	36.0
Fees related to shareholder activist	1.5	1.5
Total adjustments	61.1	60.6
Non-GAAP income from operations	$150.9	$152.2
Non-GAAP operating margin	38%	38%

Fiscal Year 2018 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2018
(In millions, except per share data)	Low	High
GAAP net income	$65.1	$66.5
Adjustments (from previous table)	61.1	60.6
Income tax adjustment (2)	(13.1)	(12.7)
Non-GAAP net income	$113.1	$114.4

GAAP diluted earnings per share	$1.41	$1.44
Non-GAAP diluted earnings per share	$2.45	$2.48

Diluted weighted average shares outstanding	46.2	46.2

(2) Tax adjustment is based on a non-GAAP effective tax rate of approximately 22% for Low and High, calculated as follows:
Non-GAAP income from operations	$150.9	$152.2
Other (expense) income	(6.4)	(6.4)
Non-GAAP income from continuing operations before income taxes	144.5	145.8
Non-GAAP net income	113.0	114.4
Tax provision	$31.5	$31.4
Non-GAAP tax rate	22%	22%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2018 GUIDANCE
(Unaudited)

Fiscal Year 2018 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2018
(In millions)	Low	High
Cash flows from operations (GAAP)	$120	$126
Purchases of property and equipment	(7)	(7)
Add back: restructuring payments	7	6
Adjusted free cash flow (non-GAAP)	$120	$125

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2018 GUIDANCE
(Unaudited)

Q4 2018 Revenue Guidance
	Three Months Ended	Three Months Ending
	November 30, 2017	November 30, 2018
(In millions)		Low	% Change	High	% Change
GAAP revenue	$116.1	$106.7	(8)%	$109.7	(6)%
Acquisition-related adjustments - revenue (1)	0.2	0.1	(50)%	0.1	(50)%
Non-GAAP revenue	$116.3	$106.8	(8)%	$109.8	(6)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Q4 2018 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2018
	Low	High
GAAP diluted earnings per share	$0.44	$0.48
Restructuring expense	0.01	—
Stock-based compensation	0.12	0.12
Amortization of intangibles	0.19	0.19
Total adjustments	0.32	0.31
Income tax adjustment	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.71	$0.74